UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Hexion Specialty Chemicals, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	13-0511250
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215 (Zip Code)
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-124287

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.01 par value per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The class of securities to be registered hereby is the common stock, $0.01 par value per share ( the “Common Stock”) of Hexion Specialty Chemicals, Inc. (the “Company”).

For a description of the Common Stock, reference is made to the information set forth under the heading “Description of Capital Stock” contained in the Company’s Registration Statement on Form S-1 (File No. 333-124287) initially filed with the Securities and Exchange Commission on April 25, 2005, as subsequently amended by any amendments to such Registration Statement and by any form of Prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, which description is incorporated herein by reference.

Item 2. Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 19, 2006	Hexion Specialty Chemicals, Inc.
(Registrant)

	By:	/s/ George F. Knight
Name: George F. Knight
Title: SeniorVice President—Finance and Treasurer